Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	8/31/25	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
California Municipal Bond Fund	335.2		750
California Municipal Income Trust	111.6		525
Core Bond Portfolio	709.0		900
Emerging Markets Local Income Portfolio	1,261.1		1250
Enhanced Equity Income Fund	854.8		1000
Enhanced Equity Income Fund II	1,276.9		1250
Floating Rate Portfolio	4,666.2		2500
Floating-Rate Income Trust	510.5		900
Global Macro Absolute Return Advantage Portfolio	5,093.4		2500
Global Macro Capital Opportunities Portfolio	2,266.0		1700
Global Macro Portfolio	2,623.0		1900
Global Opportunities Portfolio	8,489.8		2500
Greater India Portfolio	246.6		600
High Income Opportunities Portfolio	1,741.2		1500
International Income Portfolio	42.2		350
Limited Duration Income Fund	2,019.6		1700
Municipal Bond Fund	809.6		1000
Municipal Income 2028 Term Trust	208.4		600
Municipal Income Trust	599.8		900
National Municipal Opportunities Trust	311.7		750
New York Municipal Bond Fund	255.4		750
Risk-Managed Diversified Equity Income Fund	655.3		900
Senior Debt Portfolio	6,999.1		2500
Senior Floating-Rate Trust	546.2		900
Senior Income Trust	160.6		600
Short Duration Diversified Income Fund	220.9		600

Stock Portfolio	788.8		1000
Short Duration Inflation-Protected Income Portfolio	406.8		750
Tax-Advantaged Dividend Income Fund	2,407.7		1700
Tax-Advantaged Global Dividend Income Fund	2,042.0		1700
Tax-Advantaged Global Dividend Opportunities Fund	585.4		900
Tax-Managed Buy-Write Income Fund	463.5		750
Tax-Managed Buy-Write Opportunities Fund	1,739.8		1500
Tax-Managed Diversified Equity Income Fund	2,448.4		1700
Tax-Managed Global Buy-Write Opportunities Fund	1,059.0		1250
Tax-Managed Global Diversified Equity Income Fund	2,869.3		1900
Tax-Managed Growth Portfolio	6,474.9		2500
Tax-Managed Multi-Cap Growth Portfolio	297.7		750
Tax-Managed Small-Cap Portfolio	203.1		600
Tax-Managed Value Portfolio	1,033.8		1250
Emerging Markets Debt Opportunities Fund	3,708.8
Eaton Vance Series Fund, Inc.		3,708.8	2300
Atlanta Capital Focused Growth Fund	891.9
Atlanta Capital Select Equity Fund	657.4
Atlanta Capital SMID-Cap Fund	13,986.7
Focused Growth Opportunities Fund	120.8
Focused Value Opportunities Fund	237.7
China Equity Fund	42.6
International Small-Cap Fund	4.7
All Asset Strategy Fund	258.1
Equity Strategy Fund	471.6
Worldwide Health Sciences Fund	834.6
Eaton Vance Growth Trust Series Totals		17,506.1	2500

Income Fund of Boston	5,573.6
Parametric Tax-Managed Emerging Markets Fund	551.5
Eaton Vance Series Trust II Totals		6,125.1	2500
Arizona Municipal Income Fund	96.3
California Municipal Opportunities Fund	961.6
Connecticut Municipal Income Fund	129.3
Georgia Municipal Income Fund	122.2
Maryland Municipal Income Fund	87.9
Massachusetts Municipal Income Fund	128.5
Minnesota Municipal Income Fund	222.0
Missouri Municipal Income Fund	85.9
Municipal Opportunities Fund	715.4
National Municipal Income Fund	4,012.5
New Jersey Municipal Income Fund	142.4
New York Municipal Income Fund	322.1
North Carolina Municipal Income Fund	230.5
Ohio Municipal Income Fund	186.6
Oregon Municipal Income Fund	217.6
Pennsylvania Municipal Income Fund	164.8
South Carolina Municipal Income Fund	191.6
Virginia Municipal Income Fund	60.8
Eaton Vance Municipals Trust Series Totals		8,078.0	2500
National Ultra-Short Municipal Income Fund	364.6
Short Duration Municipal Opportunities Fund	770.4
National Limited Maturity Municipal Income Fund	498.7
New York Municipal Opportunities Fund	65.6
Eaton Vance Investment Trust Series Totals		1,699.3	1500

High Yield Municipal Income Fund	1,592.4
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	72.5
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	720.9
Parametric TABS Intermediate-Term Municipal Bond Fund	390.8
Parametric TABS Short-Term Municipal Bond Fund	135.7
Eaton Vance Municipals Trust II Series Totals		2,912.3	1900
AMT-Free Municipal Income Fund	172.4
Total Return Bond Fund	3,267.2
Global Income Builder Fund	281.8
Government Opportunities Fund	386.1
Short Duration High Income Fund	81.7
Multi-Asset Credit Fund	489.7
Parametric Commodity Strategy Fund	2,068.2
Parametric Emerging Markets Fund	195.5
Parametric International Equity Fund	301.5
Parametric Volatility Risk Premium - Defensive Fund	1,185.1
Short Duration Government Income Fund	2,745.7
Global Equity Income Fund	723.9
Eaton Vance Mutual Funds Trust Series Totals		11,898.8	2500
Dividend Builder Fund	917.3
Growth Fund	447.0
Large-Cap Value Fund	1,413.7
Small-Cap Fund	187.5
Eaton Vance Special Investment Trust Series Totals		2,965.5	1900
VT Floating-Rate Income Fund	519.5
Eaton Vance Variable Trust Series Totals		519.5	900